UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 27, 2005

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

 0-21084                                                      55-0717455

(Commission File No.)                                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                          25728

(Address of Principal Executive Offices)                                                                                       (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 - Entry into a Material Definitive Agreement.

    On July 27, 2005, Champion Industries, Inc. (“Champion”) executed and delivered to First Century Bank, N.A. of Bluefield, West Virginia a Promissory Note dated July 25, 2005 in principal amount of $605,095, bearing interest at the “Wall Street Journal” prime rate and maturing July 24, 2010. The note is secured by a Commercial Security Agreement dated July 25, 2005 creating a security interest in one (1) printing press and related equipment not previously subject to this Bank's lien and in three (3) printing presses and accessories previously encumbered in favor of this bank.  Pursuant to Cross-Collateralization and Cross-Default Agreement dated July 25, 2005 between Champion and the bank, Champion has agreed that any default under this note shall constitute a default under any and all other indebtedness owed the bank by Champion, and that any default under any other indebtedness owed the bank by Champion shall constitute a default under this indebtedness. The proceeds of this note were used for working capital.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The discussion of the execution of a promissory note payable to First Century Bank, N.A. is incorporated herein by reference from “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: August 2, 2005
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer